CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Origin Agritech Limited

No. 21 Sheng Ming Yuan Road

Changping District

Beijing 102206

The PRC

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-166226 and 333-145865) and F-3 (File No. 333-166236) of Origin Agritech Limited of our report dated January 27, 2011, relating to the consolidated financial statements for the year ended September 30, 2010, which appears in this Form 20-F.

BDO Limited

Hong Kong

January 8, 2013